Exhibit 10.1

Execution Copy

TRANSITION SERVICES AGREEMENT

This TRANSITION SERVICES AGREEMENT (this “Agreement”), dated as of July 10, 2009 (the “Effective Date”), is made by and among Motors Liquidation Company (formerly known as General Motors Corporation), a Delaware corporation (“Parent”), Saturn LLC, a Delaware limited liability company (“S LLC”), Saturn Distribution Corporation, a Delaware corporation (“S Distribution”), Chevrolet-Saturn of Harlem, Inc., a Delaware corporation (“Harlem”, and collectively with Parent, S LLC and S Distribution, “Sellers”, and each a “Seller”), and General Motors Company (formerly known as NGMCO, Inc.), a Delaware corporation and successor-in-interest to Vehicle Acquisition Holdings, LLC (“Purchaser”).

WHEREAS, pursuant to that certain Amended and Restated Master Sale and Purchase Agreement, dated as of June 26, 2009 (as amended, the “Purchase Agreement”), by and among Sellers and Purchaser, Purchaser is, among other things, acquiring the Purchased Assets and assuming the Assumed Liabilities on the terms and subject to the conditions set forth in the Purchase Agreement.

WHEREAS, Sellers require certain transition services from Purchaser and Purchaser is willing to provide such transition services on the terms and subject to the conditions contained herein.

WHEREAS, Purchaser requires certain transition services from Sellers and Sellers are willing to provide such transition services on the terms and subject to the conditions contained herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained in this Agreement, and for other good and valuable consideration, the value, receipt and sufficiency of which are acknowledged, the Parties hereby agree as follows:

ARTICLE 1

INTERPRETATION; DEFINITIONS

Section 1.1 Definitions. All capitalized terms used but not defined in this Agreement shall have the same meanings as are given to such terms in the Purchase Agreement. As used in this Agreement, the following terms have the meanings set forth below or in the sections set forth below:

“Additional Purchaser Services” has the meaning set forth in Section 2.5(a).

“Additional Seller Services” has the meaning set forth in Section 2.5(b).

“Agreement” has the meaning set forth in the Preamble to this Agreement.

“Defaulting Party” has the meaning set forth in Section 4.3.

“Disputed Amount” has the meaning set forth in Section 2.9.

“Disputing Party” has the meaning set forth in Section 2.9.

“Early Termination Consequences” has the meaning set forth in Section 4.2.

“Effective Date” has the meaning set forth in the Preamble to this Agreement.

“Force Majeure Event” has the meaning set forth in Section 2.7.

“Harlem” has the meaning set forth in the Preamble to this Agreement.

“Incremental Exit Costs” means the additional direct costs and expenses resulting from early termination of a Transition Service as compared to the costs and expenses that would have been incurred if the Transition Service were performed through the scheduled expiration date.

“Invoicing Party” has the meaning set forth in Section 2.9.

“Libor-Plus Rate” means, on any date, an interest rate equal to the sum of (i) the average (rounded to the nearest 1/16th of one-percent) of the London Interbank Offered Rates for three-month United States dollar denominated deposits, as published in the Wall Street Journal on such date and (ii) 500 basis points, but in no event greater than the maximum rate then permitted under applicable law.

“Neutral Arbitrator” has the meaning set forth in Section 2.9.

“Parent” has the meaning set forth in the Preamble to this Agreement.

“Parties” means Sellers and Purchaser together, and “Party” shall mean any Seller or Purchaser, individually, as the case may be.

“Purchase Agreement” has the meaning set forth in the Recitals to this Agreement.

“Purchaser” has the meaning set forth in the Preamble to this Agreement.

“Purchaser Service Providers” has the meaning set forth in Section 2.1(a).

“Purchaser Transition Services” has the meaning set forth in Section 2.1(a).

“Receiving Party” means the Party or its Subsidiaries receiving Transition Services.

“Regular Shut Down Periods” has the meaning set forth in Section 2.6.

“S Distribution” has the meaning set forth in the Preamble to this Agreement.

“S LLC” has the meaning set forth in the Preamble to this Agreement.

“Seller” and “Sellers” each have the meaning set forth in the Preamble to this Agreement.

“Seller Service Providers” has the meaning set forth in Section 2.1(b).

“Seller Transition Services” has the meaning set forth in Section 2.1(b).

“Service Provider” means the Party or its Subsidiaries responsible for providing Transition Services.

“Termination Date” has the meaning set forth in Section 4.1.

“Termination Notice” has the meaning set forth in Section 4.2.

“Third Party Service Provider” means any Unaffiliated Third Party that a Service Provider has designated as a direct or indirect provider or supporter of Transition Services.

“Transition Services” means the Seller Transition Services or Purchaser Transition Services, as the case may be.

“Unaffiliated Third Party” means, with respect to Purchaser, any Person other than Purchaser and its Subsidiaries, and with respect to Sellers, any Person other than Sellers and their Subsidiaries.

Section 1.2 Interpretation. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole (including any Schedules hereto) and not to any particular provision of this Agreement, and all Article, Section and Schedule references are to this Agreement unless otherwise specified. The words “include,” “includes” and “including” are deemed to be followed by the phrase “without limitation.” The meanings given to terms defined herein are equally applicable to both the singular and plural forms of such terms. Whenever the context may require, any pronoun includes the corresponding masculine, feminine and neuter forms. Except as otherwise expressly provided herein, all references to “dollars” or “$” are deemed references to the lawful money of the United States of America. Each Party hereto has participated in the drafting of this Agreement, which each Party acknowledges is the result of extensive negotiations between the Parties, and consequently this Agreement shall be interpreted without reference to any rule or precept of law to the effect that any ambiguity in a document be construed against the drafter.

ARTICLE 2

TRANSITION SERVICES

Section 2.1 Provision of Transition Services.

(a) On the terms and conditions of this Agreement, Purchaser and its Subsidiaries (the “Purchaser Service Providers”) shall provide or cause a Third Party Service Provider to provide to Sellers and their Subsidiaries each of the transition services and support functions set forth on Schedule A, as reasonably required by Sellers in connection with (i) the liquidation of Sellers under the provisions of the Bankruptcy Code and (ii) the operation of Sellers in bankruptcy prior to liquidation (collectively, the “Purchaser Transition Services”). However, the Purchaser Service Providers will have no obligation to provide to any Receiving Party any type of service described on Schedule B.

(b) On the terms and conditions of this Agreement, Sellers and their Subsidiaries (the “Seller Service Providers”) shall provide or cause a Third Party Service Provider to provide to Purchaser and its Subsidiaries each of the transition services and support functions set forth on Schedule C (collectively, the “Seller Transition Services”). However, the Seller Service Providers will have no obligation to provide to any Receiving Party any type of service described on Schedule D.

(c) Each Service Provider shall, in rendering Transition Services, use reasonable and ordinary care, skill and diligence (and, to the extent such services had been provided by the Service Provider for its own account or for any of its Subsidiaries before the Closing, in a manner consistent with such historic practice), including with respect to nature, quality and timeliness, and in accordance with any applicable specifications and limitations set forth on Schedule A or Schedule C (the foregoing performance standard, collectively, the “Performance Standard”); provided that with respect to Transition Services that a Service Provider renders for (or obtains from a third party for) its own or its Subsidiaries’ operations, a Service Provider shall not be obligated to render such Transition Service in a manner more favorable to the Recipient than the manner in which such Services are performed or obtained by such Service Provider for its own account. With respect to any Transition Service provided by a Third Party Service Provider, the Service Providers shall use commercially reasonable efforts to cause such Third Party Service Provider to provide such Transition Services in accordance with the terms of this Agreement and the applicable service agreement obligating such Third Party Service Provider.

Section 2.2 Modification of Transition Services. A Service Provider may make changes from time to time in the manner of performing Transition Services as long as (i) the Service Provider is making similar changes in performing or receiving similar services for itself or its Subsidiaries, (ii) the Service Provider uses commercially reasonable efforts to provide the Receiving Party reasonable advance written notice and (iii) such changes do not have a materially adverse impact on the nature, quality, availability or timeliness of the applicable Transition Services.

Section 2.3 Compliance with Law. Notwithstanding anything herein to the contrary, the Service Providers shall not be responsible for providing any Transition Service, or part thereof, if and to the extent such Transition Service would violate applicable Law; provided that, upon the request and at the expense of the Receiving Party, the Services Providers will use commercially reasonable efforts to modify the applicable Transition Service so that such Transition Service may be provided in compliance with applicable Law. No Service Provider shall have any responsibility or liability for failure to provide any, or part of any, Transition Service unable to be provided as contemplated by this Section 2.3.

Section 2.4 Third Party Consents and Providers.

(a) Following the Effective Date, the Service Providers may be required to obtain third-party consents and approvals to provide certain Transition Services. The Service Providers shall use commercially reasonable efforts, and the Receiving Parties shall cooperate with the Service Providers, to obtain such consents or approvals. The Parties acknowledge and agree that commercially reasonable efforts and cooperation do not include the payment of any consent fees or other fees or expenses to any third party. The Service Providers shall not be responsible for providing any Transition Service, or part thereof, which is provided or supported by the products or services of a Third Party Service Provider as of the Effective Date, if and to the extent the provision of such Transition Service requires third-party consent or approval that has not been obtained. No Service Provider shall have any responsibility or liability for failure to provide any, or part of any, Transition Service unable to be provided pursuant to this Section 2.4. Prior to the time that such consents and approvals are obtained by the Service Providers, the Service Providers and the Receiving Parties shall cooperate to develop and implement reasonable and lawful arrangements designed to provide the benefits of the subject Transition Services (or portion thereof) to the Receiving Parties.

(b) Certain Transition Services are currently provided and will continue to be provided by Third Party Service Providers. Notwithstanding anything to the contrary contained herein, a Service Provider may also subcontract with an Unaffiliated Third Party to directly or indirectly provide or support any other Transition Services to the Receiving Parties; provided, that each Service Provider shall be responsible for (i) the costs and expenses of any Third Party Service Provider it appoints, unless otherwise provided on Schedule A or Schedule C, as applicable, and (ii) the performance of its Third Party Service Providers hereunder (including for the failure to provide Transition Services in accordance with the terms of this Agreement and the applicable service agreement obligating such Third Party Service Provider), and no such delegation shall relieve the Service Provider so delegating the performance of Transition Services of its obligations or liabilities under this Agreement.

Section 2.5 Requests for Additional Services.

(a) Except for services of the type listed on Schedule B, prior to the later of (i) 210 days after the Effective Date and (ii) March 31, 2010, Sellers may request in writing that additional services be provided and Schedule A be amended to reference such additional services. The Purchaser Service Providers shall use commercially reasonable efforts to provide or cause to be provided the requested services but only if such requested services are reasonably required by Sellers (x) to wind down and liquidate under the provisions of the Bankruptcy Code or (y) to operate in bankruptcy during liquidation (the “Additional Purchaser Services”). No Purchaser Service Provider shall be obligated to provide any such Additional Purchaser Services unless and until the Parties agree in writing as to the price, specifications and other terms and conditions under which the Purchaser Service Providers shall provide (or cause to be provided) such Additional Purchaser Services; provided that the Parties shall negotiate in good faith and expeditiously with respect to entry into such amendment to Schedule A; provided further that the price for such Additional Purchaser Services shall be based on a price per FTE (full-time equivalent) of $198,000 per annum. Upon such agreement of the Parties, such Additional Purchaser Services shall be deemed to be Transition Services under this Agreement.

(b) Except for services of the type listed on Schedule D, prior to the later of (i) 210 days after the Effective Date and (ii) March 31, 2010, Purchaser may request in writing that additional services be provided and Schedule C be amended to reference such additional services. The Seller Service Providers shall use commercially reasonable efforts to provide or cause to be provided the requested services if such requested services were provided by or on behalf of any Seller Service Provider with respect to the business, assets and liabilities acquired by Purchaser pursuant to the Purchase Agreement as of immediately prior to the Closing Date (the “Additional Seller Services”). No Seller Service Provider shall be obligated to perform or cause to be performed any such Additional Seller Services unless and until the Parties agree in writing as to the price, specifications and other terms and conditions under which the Seller Service Providers shall provide (or cause to be provided) such Additional Seller Services; provided that the Parties shall negotiate in good faith and expeditiously with respect to entry into such amendment to Schedule C; provided further that Purchaser acknowledges (x) that Sellers will have few (if any) employees and limited ability to provide or make available additional services and (y) Sellers shall have no obligation to continue such negotiations if Sellers determine in good faith that Sellers reasonably cannot provide or make available a requested service. Upon such agreement of the Parties, such Additional Seller Services shall be deemed to be Transition Services under this Agreement.

(c) At any time after the Effective Date and before the Termination Date, Sellers or Purchaser may request that Schedule A or Schedule C be amended to reference additional or modified specifications. Upon such request the Parties shall negotiate in good faith the adoption of such additional or modified specifications and any corresponding pricing modifications that may be necessary or appropriate. No Service Providers shall be obligated to perform or cause to be performed any Transition Services in accordance with such specifications unless and until mutually agreed by the Parties.

Section 2.6 Modifications and Shutdowns. If a Service Provider determines that it is necessary or appropriate to temporarily suspend a Transition Service due to scheduled or emergency repairs, maintenance and/or modification, the Service Provider shall give the Receiving Party reasonable prior notice of such shutdown (including information regarding the nature of the shutdown and the projected length of such shutdown), unless it is not practical to give such prior notice because the shut down is due to an emergency. Sellers are hereby notified that the Purchaser Service Providers currently intend to shut down operations for several weeks, twice annually during the periods (i) around the end of December and the beginning of January and (ii) in the month of July (the “Regular Shut Down Periods”), which may result in substantially diminished availability of Transition Services during such periods. With the goal of minimizing the impact on the Receiving Parties of suspended and reduced Transition Services during the Regular Shut Down Periods, Parties shall cooperate to plan the delivery of Transition Services around such periods. Purchaser shall provide Sellers reasonable prior written notice of any change in the Regular Shut Down Periods. In addition, the Service Providers may use the same regularly scheduled information technology support and maintenance windows (during which information systems are not fully available) as were used by Sellers prior to the Closing. The Service Providers shall provide the Receiving Parties reasonable prior written notice of any change in such support and maintenance windows.

Section 2.7 Force Majeure; Reduction of Services. Each Service Provider (including with respect to services performed through Third Party Service Providers) shall be excused from the performance of its obligations under this Agreement, for any period, and to the extent, that such performance is prevented, in whole or in part, as a result of delays caused by any act of God, public enemy, war or threats of same, terrorism or threats of same, epidemic, fire, flood, embargoes, severe weather, civil disturbance, act of government, court order, labor dispute or other cause beyond its reasonable control (a “Force Majeure Event”), and such non-performance shall not be a breach or default hereunder or grounds for termination hereof. Such affected Service Provider shall give written notice to Sellers or Purchaser, as the case may be, of any such Force Majeure Event as soon as reasonably practicable, and the respective Service Providers (including with respect to services performed through Third Party Service Providers) and Receiving Parties will use commercially reasonable efforts to mitigate the effect of any such Force Majeure Event and its consequences on performance hereunder.

Section 2.8 Fees for Transition Services. The fees to be charged for each Transition Service are set forth on Schedule A and Schedule C and the billing, payment and other terms therefor are set forth on Schedule E.

Section 2.9 Disputes. The Parties shall exercise commercially reasonable efforts to resolve disputes in good faith as promptly as practicable. If a Party (the “Disputing Party”) in good faith disputes the accuracy or legitimacy of any portion (the “Disputed Amount”) of an invoice or charge, then the Disputing Party may, without being in breach of this Agreement, withhold the Disputed Amount when paying such invoice or charge pending resolution of the dispute and will provide written notice of the amount, nature and supporting detail regarding the Disputed Amount to the other Party or Parties (the “Invoicing Party”). Promptly following receipt of such written notice, the dispute resolution process set forth below in this Section 2.9 shall become applicable and the Parties shall discuss the resolution of such Disputed Amount. If a full resolution of the Disputed Amount has not occurred within 30 days of the initial discussion described in the foregoing sentence, the Parties shall cooperate to promptly submit for resolution such matter (or the portion remaining in dispute) to an arbitrator mutually agreed to by the Parties (the “Neutral Arbitrator”). The Parties shall execute, if requested by the Neutral Arbitrator, an engagement letter reasonably satisfactory to the Neutral Arbitrator. The Parties shall direct the Neutral Arbitrator to render a resolution of such disputed matter within 30 days after its engagement (or such other period agreed upon by the Parties). The resolution of the Neutral Arbitrator shall be set forth in a written statement delivered to each of the Parties and shall be final, binding, conclusive and non-appealable for all purposes hereunder. All fees and expenses of the Neutral Arbitrator shall be paid on a 50-50 basis to the Neutral Arbitrator by Sellers on the one hand and Purchaser on the other hand. The Neutral Arbitrator shall determine the amount of the Disputed Amount due to the Invoicing Party, which amount shall not exceed the Disputed Amount or be less than zero. If the Neutral Arbitrator determines that the Invoicing Party was due any portion of the Disputed Amount, then the Neutral Arbitrator shall award to the Invoicing Party (i) the portion of the Disputed Amount determined by the Neutral Arbitrator to be payable to the Invoicing Party and (ii) interest, from the date of the invoice giving rise to the dispute, at the Libor-Plus Rate on the portion of the Disputed Amount to which the Invoicing Party is entitled. Any amount awarded by the Neutral Arbitrator shall be paid by either Purchaser or Sellers, as applicable, by wire transfer of immediately available funds to the account or accounts designated in writing by the other Party or Parties within five Business Days after the date on which the resolution of the Neutral Arbitrator is delivered to the Parties. Each Service Provider will continue performing Transition Services in accordance with this Agreement pending resolution of any dispute hereunder.

Section 2.10 Personnel.

(a) Designation of Personnel. Each Service Provider shall have the right, in its reasonable discretion, to designate which personnel shall be assigned to perform the Transition Services, and shall have the right, in its reasonable discretion, to remove and replace any such personnel at any time and/or designate a Third Party Service Provider in accordance with the terms hereof, to perform such Transition Service; provided, Purchaser shall seek, consistent with the requirements of its own business, to afford Sellers (as reasonably necessary or requested for a proper purpose) the benefit of the background, skill, experience, expertise, information and institutional knowledge of the employees of Purchaser who have historically performed the services and support functions underlying the Transition Services.

(b) Financial Responsibility for Personnel. Each Service Provider shall be responsible for the payment of all personnel expenses, including wages, required travel and travel related expenses, of its employees performing the Transition Services.

Section 2.11 Status of Service Providers. In all matters relating to this Agreement, each Service Provider shall be acting as an independent contractor and not as an agent, representative or joint venture partner of the Receiving Party. The Service Providers shall not be liable for any debts, obligations or liabilities of the Receiving Parties.

Section 2.12 Protective Acknowledgements. Each Party acknowledges that the Service Providers are not insurers or guarantors of the Transition Services they provide, are not in the business of providing Transition Services and are providing the Transition Services only as an accommodation to the Receiving Parties. To facilitate their compliance with their financial reporting requirements, the Purchaser Service Providers may decide not to make changes to any or all of their systems during the last calendar quarter of any year and, therefore, unless otherwise set forth in a plan agreed to by all Parties, the Purchaser Service Providers are not obligated to make any such changes during the last calendar quarter of any year.

Section 2.13 Receiving Party Obligations. Each Receiving Party shall fully cooperate with the Service Providers and Third Party Service Providers with respect to the provision of Transition Services. Without limiting the foregoing, as necessary to enable the provision of Transition Services by the Service Providers and the Third Party Service Providers, the Receiving Parties shall: (a) adhere in all material respects to the policies of the Service Providers with respect to the protection of proprietary information and other policies regarding the use of information technology resources, to the extent relevant to the Transition Services provided; (b) provide timely responses to any information requested by the Service Providers or the Third Party Service Providers; and (c) provide access to the facilities and assets of the Receiving Parties as requested by the Service Providers or Third Party Service Providers. The Receiving Parties shall promptly notify Sellers or Purchaser, as the case may be, of any problems or failures with respect to the Transition Services, or any breach or default by any Service Provider or Third Party Service Provider under this Agreement, which notice shall describe the foregoing in reasonable detail, and the Receiving Parties shall cooperate with the Service Providers and the Third Party Service Providers to correct the foregoing. The Service Providers and the Third Party Service Providers shall be entitled to rely on any instructions or other information provided by the Receiving Parties, and the Service Providers shall not be in breach of or in default under this Agreement as a result of any such reliance; provided that no such instructions shall expand the obligations of the Service Providers hereunder. The Service Providers shall be excused from their obligation to perform or cause to be performed a Transition Service if and to the extent that (i) such failure to perform or cause to be performed such Transition Service was due to the Receiving Party’s failure to perform its responsibilities under this Section 2.13 and (ii) the Service Providers use commercially reasonable efforts to perform or cause to be performed such Transition Service notwithstanding Receiving Party’s failure, if practicable.

Section 2.14 Transition Service Managers. The Seller Services Manager and the Purchaser Services Manager (each as defined below) shall liaise with each other, and seek to resolve in good faith all issues related to the scope, sufficiency and/or performance of Transition Services and any other issues arising in connection with this Agreement. The Purchaser Services Manager and the Seller Services Manager shall meet periodically (in person or by telephone), as reasonable, for purposes of requesting Transition Services, establishing procedures, reviewing performance and forecasting needs.

(a) Sellers shall appoint an individual, by giving written notice thereof to Purchaser within three (3) business days following the date hereof, to act as its initial services manager (the “Seller Services Manager”), who will be directly responsible for, among other things, coordinating and managing the delivery of the Seller Transition Services. The Seller Services Manager will work with the personnel of Sellers, as well as with any Third Party Service Providers providing Seller Transition Services, to address issues and matters raised by the Purchaser Services Manager relating to this Agreement. Sellers shall promptly notify Purchaser of the appointment of a new Seller Services Manager.

(b) Purchaser shall appoint an individual, by giving written notice thereof to Sellers within three (3) business days following the date hereof, to act as its initial services manager (the “Purchaser Services Manager”), who will be directly responsible for, among other things, coordinating and managing the delivery of the Purchaser Transition Services. The Purchaser Services Manager will work with the personnel of Purchaser, as well as with any Third Party Service Providers providing Purchaser Transition Services, to address issues and matters raised by the Seller Services Manager relating to this Agreement. Purchaser shall promptly notify Sellers of the appointment of a new Purchaser Services Manager.

ARTICLE 3

CONFIDENTIALITY; PRIVACY

Section 3.1 Confidentiality. All information (identified by the disclosing Person as confidential or proprietary) shared in the course of providing or receiving Transition Services, including information related to employees, customers or suppliers, will be considered Confidential Information and will be subject to the confidentiality provisions set forth in Section 6.24 of the Purchase Agreement; provided that, notwithstanding the term set forth in Section 6.24 of the Purchase Agreement, the term of the confidentiality obligation with respect to the Confidential Information covered by virtue of this Section 3.1 shall extend until the second anniversary of the Termination Date.

Section 3.2 Privacy. Notwithstanding anything herein to the contrary, with respect to Personal Information owned or controlled by the Parties and shared under this Agreement, the Service Providers shall at all times comply with the Privacy Policies of the Party that owns or controls the data, including with respect to using, accessing, storing, handling, processing, transmitting and disposing of Personal Information. Furthermore, with respect to Personal Information owned or controlled by the Parties and shared under this Agreement, written notice shall be provided to the Party that owns or controls the data, as soon as reasonably practicable after any Party (other than the Party that owns or controls the data) becomes aware of (i) any breach or potential breach of the applicable Privacy Policies of the Party that owns or controls the data, or (ii) any incident where Personal Information may have been accessed by or disclosed to an unauthorized person. Each Party shall reasonably cooperate in good faith in order to ensure that each Party is able to comply with the provisions of the Sale Order relating to privacy matters, including the recommendations of the Privacy Ombudsman appointed pursuant to Section 332 of the Bankruptcy Code to the extent approved or incorporated by the Court in the Sale Order.

Section 3.3 Survival. The provisions of this Article 3 shall survive any expiration or termination of this Agreement. Each Party shall use commercially reasonable efforts not to, and shall cause their Subsidiaries, successors and permitted assigns to use commercially reasonable efforts not to, attempt at any time to access any data, information or system of the other Party or Parties except as required to provide or receive Transition Services, as the case may be.

ARTICLE 4

TERM AND TERMINATION

Section 4.1 Term and Final Termination. This Agreement shall commence on the Effective Date and continue until the date upon which all Transition Services have (i) terminated in accordance with the termination date set forth opposite each Transition Service on Schedule A or Schedule C or (ii) been earlier terminated pursuant to Section 4.2 (the “Termination Date”). The Sellers may, on not less than 90 days’ advance notice to the Purchaser, if reasonably required by Sellers, extend the termination date for any Transition Service (and the Termination Date hereunder shall be so extended) to a date no more than 60 days after applicable termination date set forth on Schedule A.

Section 4.2 Early Termination. Notwithstanding anything to the contrary contained in this Agreement, (i) a Receiving Party may terminate all or any Transition Services on not less than 30 days prior written notice to Sellers or Purchaser, as the case may be, unless another notification period is specified on Schedule A or Schedule C (each such notice a “Termination Notice”), and (ii) the Parties may terminate this Agreement or any Transition Services by mutual agreement at any time. As soon as a Transition Service is terminated, Sellers or Purchaser, as the case may be, shall no longer be obligated to pay any fees for the terminated Transition Services with respect to the period following the effective date of such termination. As soon as reasonably practicable following its receipt of a Termination Notice, Sellers or Purchaser shall provide to the other Party or Parties, a written notice as to whether the termination of any of the Transition Services that are the subject of the Termination Notice (x) will require termination or partial termination of any of the other Transition Services and/or (y) will result in any Incremental Exit Costs (together, “Early Termination Consequences”) and a good faith estimate (together with reasonable supporting documentation) of the aggregate amount of any such Incremental Exit Costs. If Sellers or Purchaser delivers notification of an Early Termination Consequence, the Receiving Party may withdraw or modify its Termination Notice within 10 days of such notification. If the Receiving Party does not withdraw or modify such Termination Notice (in writing) within such period, termination of such Transition Services will be final, including with respect to the termination of any other Transition Services identified by the Service Provider as an Early Termination Consequence and Purchaser or Sellers, as the case may be, shall have the obligation to pay the actual amount of any Incremental Exit Costs identified by the other Party or Parties as an Early Termination Consequence, notwithstanding that any such actual amount may be greater or less than the estimated amount, provided that such actual amount does not exceed the good faith estimate of Incremental Exit Costs by more than 10 percent. Notwithstanding anything to the contrary, no Receiving Party shall have the right to unilaterally reinstitute any Transition Service if such Transition Service has been terminated.

Section 4.3 Early Termination by Non-Defaulting Party. Purchaser on the one hand or Sellers on the other hand may terminate this Agreement (i) upon 30 days prior written notice to the other Party, if such other Party (the “Defaulting Party”) is in breach of its payment obligations hereunder (it being understood that a Party will not be deemed to be in breach of such obligations with respect to an invoice or charge so long as it is disputing such invoice or charge in good faith in accordance with Section 2.9) or (ii) upon 60 days prior written notice to the Defaulting Party, if the Defaulting Party is in material breach of any of its non-monetary obligations hereunder, and, in the case of either of clause (i) or (ii), the Defaulting Party fails to cure such breach within the applicable notice period specified above. Other than as provided in Section 4.2 and 4.3, this Agreement may not be terminated by either Party under any circumstances.

Section 4.4 Effect of Termination. If this Agreement is terminated in its entirety pursuant to Section 4.1, 4.2 or 4.3, all obligations of the Parties under this Agreement shall terminate, except for (i) Articles 3, 5, 6 and 7, the terms and conditions of which shall survive any termination or expiration of this Agreement and (ii) the obligation of any Party to pay (x) all unpaid amounts in respect of Transition Services provided under this Agreement prior to the date of termination, whether or not invoiced prior to such date, and (y) other costs and expenses expressly required by the terms of this Agreement to be borne by such Party, including Incremental Exit Costs.

ARTICLE 5

REMEDIES

Section 5.1 Cure. In the event a Service Provider breaches this Agreement by failing to perform in accordance with this Agreement any Transition Service required to be performed under this Agreement, the Receiving Party shall provide notice thereof to Sellers or Purchaser, as applicable, and the applicable Service Provider shall use commercially reasonable efforts to cure such failure, including by performing or re-performing such Transition Service. If, and to the extent, the Service Provider fails to cure such failure within 30 days of receiving such notice, the Receiving Party shall be entitled to and may seek indemnification pursuant to Section 5.2 and/or specific performance pursuant to Section 5.3.

Section 5.2 Service Provider Indemnification. Subject to Article 6 and the other limitations set forth in this Agreement, Sellers shall indemnify, defend and hold harmless Purchaser and its Subsidiaries from, against and in respect of any and all Losses incurred by Purchaser and its Subsidiaries, or any of them, as a result of the breach of this Agreement by any Seller Service Provider in connection with the performance of the Seller Transition Services. Subject to Article 6 and the other limitations set forth in this Agreement, Purchaser shall indemnify, defend and hold harmless Sellers and their Subsidiaries from, against and in respect of any and all Losses incurred by Sellers and their Subsidiaries, or any of them, as a result of the breach of this Agreement by any Purchaser Service Provider in connection with the performance of the Purchaser Transition Services.

Section 5.3 Specific Performance. The Parties acknowledge that each Party will have the right to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically its terms and provisions.

Section 5.4 Exclusivity of Remedy. Notwithstanding anything to the contrary herein, the right to performance or re-performance set forth in Section 5.1, indemnification set forth in Section 5.2 and/or specific performance set forth in Section 5.3 shall be the sole and exclusive remedies of the Receiving Parties with respect to any breach of this Agreement or any Losses otherwise arising out of or relating to the Transition Services. In no event shall such remedies be deemed to have failed of their essential purpose.

ARTICLE 6

LIMITATION OF LIABILITY; EXCLUSION OF CONSEQUENTIAL DAMAGES

Section 6.1 Limitation of Liability.

(a) PURCHASER LIABILITY. IN NO EVENT SHALL THE AGGREGATE LIABILITY OF PURCHASER UNDER ANY LEGAL THEORY ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT EXCEED $15,000,000; PROVIDED, HOWEVER, THAT THERE SHALL BE NO LIMITATION ON LIABILITIES RESULTING FROM A WILLFUL BREACH (WHICH SHALL NOT REQUIRE A SHOWING OF MALICIOUS OR TORTIOUS INTENT) BY THE PURCHASER SERVICE PROVIDERS.

(b) SELLERS LIABILITY. IN NO EVENT SHALL THE AGGREGATE LIABILITY OF SELLERS UNDER ANY LEGAL THEORY ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT EXCEED $15,000,000; PROVIDED, HOWEVER, THAT THERE SHALL BE NO LIMITATION ON LIABILITIES RESULTING FROM A WILLFUL BREACH (WHICH SHALL NOT REQUIRE A SHOWING OF MALICIOUS OR TORTIOUS INTENT) BY THE SELLER SERVICE PROVIDERS.

Section 6.2 EXCLUSION OF CONSEQUENTIAL DAMAGES. IN NO EVENT SHALL SELLERS OR PURCHASER BE LIABLE FOR ANY INCIDENTAL, SPECIAL, PUNITIVE OR CONSEQUENTIAL DAMAGES OR LOSSES OF ANY KIND ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT, REGARDLESS OF LEGAL THEORY, INCLUDING ANY SUCH DAMAGES OR LOSSES RESULTING FROM BUSINESS INTERRUPTION OR LOST PROFITS.

ARTICLE 7

MISCELLANEOUS

Section 7.1 Notices. Any notice, request, instruction, consent, document or other communication required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been sufficiently given or served for all purposes (a) upon delivery when personally delivered; (b) on the delivery date after having been sent by a nationally or internationally recognized overnight courier service (charges prepaid); (c) at the time received when sent by registered or certified mail, return receipt requested, postage prepaid; or (d) at the time when confirmation of successful transmission is received (or the first Business Day following such receipt if the date of such receipt is not a Business Day) if sent by facsimile, in each case, to the recipient at the address or facsimile number, as applicable, indicated below:

If to any Seller:	Motors Liquidation Company
300 Renaissance Center
Tower 300, 25th Floor, Room D55
M/C 482-C25-D81
Detroit, Michigan 48265-3000
	Attn:	General Counsel
	Tel.:	(313) 667-3450
Facsimile: (248) 267-4584

With copies to:	Jenner & Block LLP
330 North Wabash Avenue
Chicago, Illinois 60611-7603
	Attn:	Joseph P. Gromacki
Michael T. Wolf
	Tel.:	312-222-9350
Facsimile: 312-527-0484

and

Weil Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
Attn:	Harvey R. Miller
Stephen Karotkin
Raymond Gietz
Tel.:	212-310-8000
Facsimile: 212-310-8007

If to Purchaser:	General Motors Company
c/o The United States Department of the Treasury
1500 Pennsylvania Avenue, NW
Washington D.C. 20220
	Attn:	Chief Counsel Office of Financial Stability
Facsimile: 202-927-9225

With a copy to:	Cadwalader, Wickersham & Taft LLP
One World Financial Center
New York, New York 10281
	Attn:	John J. Rapisardi
R. Ronald Hopkinson
	Tel.:	212-504-6000
Facsimile: 212-504-6666

provided, however, if any Party shall have designated a different addressee and/or contact information by notice in accordance with this Section 7.1, then to the last addressee as so designated.

Section 7.2 No Right of Setoff. Except as otherwise provided under Section 2.9 in this Agreement, no Party nor any of its Affiliates shall have any right of holdback or setoff or assert any Claim or defense with respect to any amounts that may be owed by such Party or its Affiliates to any other Party (or Parties) hereto or its or their Affiliates as a result of and with respect to any amount that may be owing to such Party or its Affiliates under this Agreement or any other commercial arrangement entered into, between or among such Parties and/or their respective Affiliates.

Section 7.3 Taxes. The Receiving Party shall pay any and all sales, use, goods and services or value-added taxes due for the respective Transition Services.

Section 7.4 Assignment. Neither this Agreement nor any of the rights, interests or obligations provided by this Agreement may be assigned or delegated by any Party (whether by operation of law or otherwise) without the prior written consent of the other Parties, and any such assignment or delegation without such prior written consent shall be null and void; provided, however, that, without the consent of the other Parties, (i) any Party may assign its obligations hereunder to one or more Affiliates of such Party and (ii) Sellers may assign their rights, interests and obligations hereunder to any successor in interest, including, but not limited to, a liquidating trust established under a chapter 11 plan; provided, further, that no such assignment or delegation shall relieve the assigning Party of any of its obligations under this Agreement and the assigning Party shall be liable for any failure on the part of any assignee to perform its obligations hereunder. Subject to the preceding sentence and except as otherwise expressly provided herein, this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns.

Section 7.5 Amendment. This Agreement may not be amended, modified or supplemented except upon the execution and delivery of a written agreement executed by a duly authorized representative or officer of each of the Parties.

Section 7.6 Waiver. At any time prior to the Termination Date, the Parties may (a) extend the time for the performance of any of the obligations or other acts of the other Parties or (b) waive compliance with any of the agreements or conditions contained herein (to the extent permitted by Law). Any such waiver or extension by a Party (i) shall be valid only if, and to the extent, set forth in a written instrument signed by a duly authorized representative or officer of the Party to be bound and (ii) shall not constitute, or be construed as, a continuing waiver of such provision, or a waiver of any other breach of, or failure to comply with, any other provision of this Agreement. The failure in any one or more instances of a Party to insist upon performance of any of the terms, covenants or conditions of this Agreement, to exercise any right or privilege in this Agreement conferred, or the waiver by said Party of any breach of any of the terms, covenants or conditions of this Agreement shall not be construed as a subsequent waiver of, or estoppel with respect to, any other terms, covenants, conditions, rights or privileges, but the same will continue and remain in full force and effect as if no such forbearance or waiver had occurred.

Section 7.7 Severability. Whenever possible, each term and provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable Law. If any term or provision of this Agreement, or the application thereof to any Person or any circumstance, is held to be illegal, invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefore in order to carry out, so far as may be legal, valid and enforceable, the intent and purpose of such illegal, invalid or unenforceable provision and (b) the remainder of this Agreement or such term or provision and the application of such term or provision to other Persons or circumstances shall remain in full force and effect and shall not be affected by such illegality, invalidity or unenforceability, nor shall such invalidity or unenforceability affect the legality, validity or enforceability of such term or provision, or the application thereof, in any jurisdiction.

Section 7.8 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same agreement. All signatures of the Parties may be transmitted by facsimile or electronic delivery, and each such facsimile signature or electronic delivery signature (including a PDF signature) will, for all purposes, be deemed to be the original signature of the Party whose signature it reproduces and be binding upon such Party.

Section 7.9 Headings. The descriptive headings of the Articles, Sections and paragraphs of, and Schedules to, this Agreement are included for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit, modify or affect any of the provisions hereof

Section 7.10 Third Parties. Except for the Subsidiaries of Sellers and Purchaser pursuant to Article 5, this Agreement is for the sole benefit of the Parties hereto and their respective successors and permitted assigns, and nothing express or implied in this Agreement is intended or shall be construed to confer upon or give to any Person, other than the Receiving Parties, the Parties, their Affiliates and their respective permitted successors or assigns, any legal or equitable Claims, benefits, rights or remedies of any nature whatsoever under or by reason of this Agreement.

Section 7.11 Governing Law. The construction, interpretation and other matters arising out of or in connection with this Agreement (whether arising in contract, tort, equity or otherwise) shall in all respects be governed by and construed (a) to the extent applicable, in accordance with the Bankruptcy Code, and (b) to the extent the Bankruptcy Code is not applicable, in accordance with the Laws of the State of New York, without giving effect to rules governing the conflict of laws.

Section 7.12 Venue and Retention of Jurisdiction. Except as provided in Section 2.9, each Party irrevocably and unconditionally submits to the exclusive jurisdiction of the Bankruptcy Court for any litigation arising out of or in connection with this Agreement and the Transition Services (and agrees not to commence any litigation relating thereto except in the Bankruptcy Court, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court as described herein); provided, however, that this Section 7.12 shall not be applicable in the event the Bankruptcy Cases have closed, in which case the Parties irrevocably and unconditionally submit to the exclusive jurisdiction of the federal courts in the Southern District of New York and state courts of the State of New York located in the Borough of Manhattan in the City of New York for any litigation arising out of or in connection with this Agreement and the Transition Services (and agree not to commence any litigation relating thereto except in the federal courts in the Southern District of New York and state courts of the State of New York located in the Borough of Manhattan in the City of New York, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court as described herein).

Section 7.13 Waiver of Jury Trial. EACH PARTY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY DISPUTE IN CONNECTION WITH OR RELATING TO THIS AGREEMENT OR ANY MATTERS DESCRIBED OR CONTEMPLATED HEREIN, AND AGREES TO TAKE ANY AND ALL ACTION NECESSARY OR APPROPRIATE TO EFFECT SUCH WAIVER.

Section 7.14 Entire Agreement. This Agreement (together with the Purchase Agreement, the Ancillary Agreements and the Schedules) contains the final, exclusive and entire agreement and understanding of the Parties with respect to the subject matter hereof and thereof and supersedes all prior and contemporaneous agreements and understandings, whether written or oral, among the Parties with respect to the subject matter hereof and thereof. Neither this Agreement nor any other agreement shall be deemed to contain or imply any restriction, covenant, representation, warranty, agreement or undertaking of any Party with respect to the transactions contemplated hereby or thereby other than those expressly set forth herein or therein, and none shall be deemed to exist or be inferred with respect to the subject matter hereof.

Section 7.15 Disclaimer. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NONE OF SELLERS, PURCHASER, THE OTHER SERVICE PROVIDERS OR THEIR RESPECTIVE AFFILIATES OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND, EXPRESS OR

IMPLIED, AT LAW OR IN EQUITY WITH RESPECT TO THE TRANSITION SERVICES OR THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR ANY PARTICULAR PURPOSE OR USE, TITLE OR NON-INFRINGEMENT, OR THE ACCURACY, AVAILABILITY, TIMELINESS OR COMPLETENESS OF, OR THE RESULTS TO BE OBTAINED FROM, SUCH TRANSITION SERVICES, AND SELLERS, PURCHASER, THE OTHER SERVICE PROVIDERS AND THEIR RESPECTIVE AFFILIATES HEREBY DISCLAIM THE SAME.

Section 7.16 Allocation of Obligations of Sellers. Sellers shall cooperate to appropriately allocate among themselves the obligations and rights of Sellers under this Agreement, including any obligation to make or right to receive payments.

Section 7.17 Interpretation of Schedules. Within the Schedules, references to Purchaser or Sellers shall be deemed to include the Subsidiaries of such Party or Parties, as appropriate.

Section 7.18 Books and Records. During the document retention period contemplated by Section 6.23 of the Purchase Agreement, and subject to any exceptions contained therein, duly authorized Representatives of a Party shall, upon reasonable notice, have reasonable access during normal business hours to examine, inspect and copy the books and records held by the other Party (as of immediately after the Closing) for any proper purpose, except as may be prohibited by Law or by the terms of any Contract (including any confidentiality agreement); provided that to the extent that disclosing any such information would reasonably be expected to constitute a waiver of attorney client, work product or other legal privilege with respect thereto, the Parties shall take all reasonable best efforts to permit such disclosure without the waiver of any such privilege, including entering into an appropriate joint defense agreement in connection with affording access to such information. The access provided pursuant to this Section 7.18 shall be subject to such additional confidentiality provisions as the disclosing Party may reasonably deem necessary. Additionally, Purchaser shall, consistent with the requirements of its own business, make available to Sellers (upon reasonable advance notice, as reasonably necessary and for a proper purpose) employees of the Purchaser to answer questions with respect to the provision of Transition Services, except as may be prohibited by Law or by the terms of any Contract (including any confidentiality agreement).

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be executed by its duly authorized officer, in each case as of the date first written above.

MOTORS LIQUIDATION COMPANY

By:	/s/ Niharika Ramdev
	Name:	/s/ Niharika Ramdev
	Title:	Assistant Treasurer

SATURN LLC

By:	/s/ Ted Stenger
	Name:	Ted Stenger
	Title:	Executive Vice President

SATURN DISTRIBUTION CORPORATION

By:	/s/ Ted Stenger
	Name:	Ted Stenger
	Title:	Executive Vice President

CHEVROLET-SATURN OF HARLEM, INC.

By:	/s/ Ted Stenger
	Name:	Ted Stenger
	Title:	Executive Vice President

GENERAL MOTORS COMPANY

By:	/s/ Sadiq Malik
	Name:	Sadiq Malik
	Title:	Vice President and Treasurer

SIGNATURE PAGE TO TRANSITION SERVICES AGREEMENT

Execution Copy

SCHEDULE A

TRANSITION SERVICES PROVIDED BY OR ON BEHALF OF PURCHASER

Service Description	Specifications and Limitations	Service Termination Date	Service Fee
PROPERTY MANAGEMENT
Asset Management Oversight for Idle Manufacturing Facilities • Administer contracts and manage day-to-day operations of ongoing concerns	• Includes facilities idle at Closing, facilities in the process of being idled at Closing and facilities leased to Purchaser that become idle after Closing • Includes real estate, facility, etc.	September 1, 2011	$8, 250 /month

Asset Management Oversight for Non-Manufacturing Facilities

•        Administer leases (including negotiation of amendments to Limited Facility Leases, as necessary) and contracts and manage day-to-day operations of ongoing concerns

		March 1, 2010	$8, 250 / month

Coordination of Rejected Real Estate Leases

•        Perform consulting services related to rejection of leases and landlord liaison and document management

•        Administer leases and coordinate notices to landlord

	• Both immediate and delayed rejections	March 1, 2010	No cost

Coordination of Rejected Personal Property Leases and Contracts

•        Perform consulting services related to rejection of personal property leases and contracts.

•        Coordinate personal property lease rejection timing, notices to lessors and return of personal property

	• Both immediate and delayed rejections • Equipment may be located in facilities owned by Sellers or owned by Purchaser	March 1, 2010	No cost

Service Description	Specifications and Limitations	Service Termination Date	Service Fee

Asset Management Oversight for RHI Controlled Properties

•        Administer contracts and manage day-to-day operations of all properties owned, leased or controlled by Riverfront Holdings, Inc., except for the premises leased pursuant to the Ren Cen Lease.

		December 31, 2010	No cost

FACILITY IDLING PROCESS
Facility Idling • Provide the idling services set forth on Schedule A-2 with respect to the facilities of the Sellers and their Subsidiaries set forth on Schedule A-3

•        The Purchaser Service Providers shall conduct their activities at the facilities listed on Schedules A-3, C-2 and C-3 (the “Subject Facilities”), whether in connection with facilities idling or otherwise, in compliance with applicable Environmental Laws and applicable Environmental Permits required at the Subject Facilities

•        Purchaser shall be responsible for (i) any fines or penalties resulting directly and exclusively from a Purchaser Service Provider’s (or its Third Party Service Provider’s) noncompliance with Environmental Laws or Environmental Permits at the Subject Facilities (“Noncompliance Costs”); and (ii) site specific environmental clean up costs or other costs incurred by Sellers that Sellers establish arose directly and exclusively from the activities of a Purchaser Service Provider (or its Third Party Service Provider) at a Subject Facility (“Additional Costs”)

		December 31, 2013	No cost

Schedule A

2

Service Description	Specifications and Limitations	Service Termination Date	Service Fee
• Purchaser will indemnify, defend and hold Sellers harmless from all Noncompliance Costs and all Additional Costs incurred by Sellers
ACCESS RIGHTS AND STORAGE SERVICES

Access Right to Personal Property Owned by or Leased to Sellers and Located in Facilities Owned by or Leased to Purchaser

•        Provide Sellers the right to enter Purchaser facilities for purposes of preparing for removal and removing any fixtures, machinery, equipment and personal property that is owned by or leased to Sellers and located at such facility

•        Sellers acknowledge that Purchaser may require certain personal property to be removed during plant shut down periods

•        Sellers shall (i) notify Purchaser not less than three (3) business days prior to entry for removal, (ii) not unreasonably interfere with Purchaser’s operations, (iii) be accompanied by a representative of Purchaser and (iv) provide Purchaser a list of items (or categories of items) Sellers intend to remove from the facility

		December 31, 2013	No cost

Storage of Personal Property of Sellers

•        Store personal property owned by Sellers (or leased to Sellers) that, as of the Closing, is located in facilities owned by or leased to Purchaser, in order to allow Sellers to prepare for removal and remove the personal property as contemplated by this Agreement

•        Purchaser has the right to remove and store such personal property at alternate locations

•        Sellers shall not unreasonably interfere with or cause a material disruption of Purchaser’s business or operations in connection with any storage services provided pursuant to this Agreement

		December 31, 2013	No cost

Schedule A

3

Service Description	Specifications and Limitations	Service Termination Date	Service Fee

•        Any personal property owned by Sellers not removed from a facility on or before the Service Termination Date shall thereafter be deemed to be abandoned, and Purchaser may, at its election, (i) accept the same or (ii) remove and dispose of the same at Sellers’ cost; provided that Sellers shall receive a credit against such costs for any amount Purchaser receives in connection with the sale or other disposition of such personal property

•        Sellers agree to execute a bill of sale with respect to each such Seller owned item of personal property that is not removed from any facility, upon request of Purchaser

SECURITY
Manage and Provide Security • Manage and provide security and fire monitoring related to active and idled facilities • Consultation regarding ongoing security requirements for Seller	• Use of third party contractors for on-site security to be paid directly by Sellers	December 31, 2013	$16,500 / month

ACCOUNTING

Accounts Payable Processing and Paying Agent Services

•        Set up, vouch, approve and reconcile payments

•        Pay invoices on behalf of Sellers; if unable to pay out of Seller accounts, reimbursement will be settled at month end

	• Use of third party services	January 1, 2013	$66,000 / month (for Purchaser employees) and $20,000 / month (for third parties)

Accounts Receivable Processing • Accrue for rental income and other miscellaneous income		January 1, 2013	$16,500 / month

Schedule A

4

Service Description	Specifications and Limitations	Service Termination Date	Service Fee
General Ledger • Book entries and perform account reconciliations • Book closing entries • Perform purchase accounting / consideration accounting		January 1, 2013	$33,000 / month

Fixed Asset Accounting • Maintain fixed asset records to reflect asset dispositions and perform related accounting activities		January 1, 2013	$49,500 / month

Lease Accounting • Maintain record entries for lease transaction (e.g. rejection activity) • Perform accounting activities for property and real estate leases		January 1, 2013	$16,500 / month

Motors Holding Accounting • Perform and manage accounting for Motors Holding related transactions		January 1, 2013	$16,500 / month

Budget and Forecast • Provide inputs as necessary to develop budgets and forecasts		January 1, 2013	No cost

Court Required Financial Reporting • Perform all associated activities related to filings as required by the bankruptcy court		January 1, 2011	$5,500 / month

TREASURY
Wind-down of MEI and Elmo II & III • Provide general support based on knowledge of previous transactions		October 1, 2009	$4,125 / month

Cash Management & Operations • Manage bank account funding • Perform administration and banking services • Facilitate automated accounting of cash flows • Set up and manage new bank accounts		August 1, 2010	$16,500 / month

Schedule A

5

Service Description	Specifications and Limitations	Service Termination Date	Service Fee
TAX
Tax Compliance • Prepare and file federal, state, local and foreign income and other taxes

•        Sellers acknowledge that the provision of these services does not include the financial obligation or responsibility for paying any taxes, fees or similar charges and that Purchaser shall only file returns that have been signed by the Sellers, except to the extent Sellers execute a power of attorney at Purchaser request

		January 1, 2013	$49,500 / month plus $2,000 / month for third party services

Tax Accounting • Perform accounting services associated with tax obligations stemming from operations of or the winding down and liquidation of Sellers		January 1, 2013	$16,500 / month

Customs

•        Provide support for filing of customs duties and reconciliation process as well as post entry compliance

•        Assist with value reconciliation compliance

•        Assist with NAFTA reconciliation compliance

•        Assist with trade program review opportunity and follow up

	• Requires additional support from third party administrator engaged by Sellers to reconcile customs duties	June 1, 2011	$33,000 / month

Property Tax • Prepare and file real and personal property taxes

•        Sellers acknowledge that the provision of these services does not include the financial obligation or responsibility for paying any taxes, fees or similar charges and that Purchaser shall only file returns that have been signed by the Sellers, except to the extent Sellers execute a power of attorney at Purchaser request

		January 1, 2013	$16,500 / month

Schedule A

6

Service Description	Specifications and Limitations	Service Termination Date	Service Fee
PURCHASING

Negotiate, Source, and Contract Indirect Goods and Services on Behalf of Sellers as Required (Purchasing Services)

•        Manage facilities, security, equipment rentals, MRO supplies, and other similar activities

		January 1, 2013	$16,500 / month

IS&S
Manage Assets • Allow use of existing fixed asset system for asset tracking and depreciation		January 1, 2013	See Summarized Application Use below

Finance and Accounting

•        Allow use of core accounting systems for general ledger activities and associated transaction processing (e.g., eLedger, eTBR)

•        Allow use of consolidation and reporting tools (e.g., Hyperion)

•        Allow use of treasury systems for cash management and cash transactions (e.g., Quantum)

•        Extract capability to extract financial data required for reporting purposes

		January 1, 2013	See Summarized Application Use below

Operations • Allow use of existing purchasing and payable systems for creation of POs, payables and cash disbursements		January 1, 2013	See Summarized Application Use below

IT Infrastructure Support

•        Provide access to Internet for up to 100 non-Purchaser badged personnel (each contractor must have a unique GMID)

•        Provide 10 GMOnline PCs at Closing and, after Closing upon request of Sellers, up to 90 additional GMOnline PCs for contractors to use to access GM applications

•        Allow access to printers

	• Est. potentially up to 100 contractors	January 1, 2013	$170 / month / GMOL configured PC

Summarized Application Use	• See descriptions IS&S sections above	January 1, 2013	$16,500 / month

Schedule A

7

Service Description	Specifications and Limitations	Service Termination Date	Service Fee
COMMUNICATIONS
Coordination of Outside / Stakeholder Messages Assistance • Reasonably cooperate with Sellers to coordinate press releases and other public statements		January 1, 2013	No cost

RETAINED SPLINTER UNION SERVICES

Payroll Processing

•        Upon request from Sellers before or at Closing and subject to agreement on scope, price and terms for providing such services, the Purchaser shall process Sellers’ payroll for IUE-represented Moraine Assembly Plant employees. If such service is requested, the Parties shall expeditiously negotiate in good faith to reach agreement on the scope, price, and terms for providing such service.

•        Sellers have been advised of and are aware of Purchaser’s payroll processes and systems and acknowledges that there is very limited flexibility to deviate in any way from the Purchaser’s payroll process.

•        Both Parties acknowledge that the provision of payroll services does not include the financial obligation or responsibility for actual wages or benefits

Benefits Administration

•        Upon request from the Sellers before or at Closing and subject to agreement on scope, price and terms for providing such services, the Purchaser shall administer the benefit plans set forth on Schedule A-4 for current and former employees whose participation in the scheduled plans is deemed required by Sellers under the plans or the collective bargaining agreements set forth on Schedule A-4. If such service is requested, the Parties shall expeditiously negotiate in good faith to reach agreement on the scope, price, and terms for providing services

•        Sellers have been advised and are aware that Purchaser’s arrangements with vendors and limited resources, processes and systems provide very limited flexibility to provide benefit administration services that deviate in any way from Purchaser’s

•        Both Parties acknowledge that the provision of benefit administration services does not include the financial obligation or responsibility for actual wages or benefits

Schedule A

8

Service Description	Specifications and Limitations	Service Termination Date	Service Fee
OTHER
Insurance Management • Provide information about insurance in existence immediately prior to Closing		January 1, 2013	No cost

Background Information on Legal Matters

•        Assist Sellers by providing background/factual information (including consultation) regarding legal matters, as reasonably requested by Sellers, subject to Schedule B

	• This Transition Service will include reasonable access to personnel of the Purchaser	January 1, 2013	No cost

Privacy Matters Compliance

•        Taking, on behalf and at the request of Sellers, such actions as are necessary for the Sellers to comply with the provisions of the Sale Order relating to privacy matters, including the recommendations of the Privacy Ombudsman appointed pursuant to Section 332 of the Bankruptcy Code to the extent approved or incorporated by the Court in the Sale Order.

		December 31, 2011	No cost

Schedule A

9

SCHEDULE A-2

FACILITY IDLING PROCESS

The Purchaser Service Providers shall provide to the Receiving Parties at each facility listed on Schedule A-3 only the following Transition Services for which the Purchaser Service Providers are identified below as the Responsible Party. With respect to facilities leased to Purchaser pursuant to the Master Lease Agreement, Purchaser shall begin to perform such Transition Services at such time as provided in the Master Lease Agreement or otherwise as mutually agreeable. Each type of Transition Service listed below shall be understood by reference to and performed in accordance with the applicable portions of the “Facilities Idling Playbook” developed by Sellers prior to the date of the Purchase Agreement, as such document has been interpreted in the historical practice of Sellers. Each Party acknowledges that it has received copy of the “Facilities Idling Playbook.”

Description of Service	Responsible Party
Conveyor Systems
Review Support/Service Contracts	Purchaser Service Providers
Retain Documentation	Purchaser Service Providers
Review OEM Service Manuals	Purchaser Service Providers
Lubrication	Purchaser Service Providers
Backup Programmable Devices	Purchaser Service Providers
Shutdown Control Panels	Purchaser Service Providers
Electricity	Purchaser Service Providers
Temperature	Purchaser Service Providers
Hydraulics	Purchaser Service Providers
Compressed Air	Purchaser Service Providers
Cleaning	Purchaser Service Providers
Perform Preservation of Equipment Tasks for Idled Equipment	Sellers
Perform Periodic Maintenance Tasks for Idled Equipment	Sellers
Shutdown Conveyor Equipment	Purchaser Service Providers
Spare Parts	Purchaser Service Providers
Body
Support Contracts	Purchaser Service Providers
Consumables	Purchaser Service Providers
SPO	Purchaser Service Providers
Weld Water	Purchaser Service Providers
Backup Programmable Devices	Purchaser Service Providers
Shutdown Control Panels	Purchaser Service Providers
Weld Equipment	Purchaser Service Providers
Tooling	Purchaser Service Providers

Description of Service	Responsible Party
Robots	Purchaser Service Providers
Hemmers	Purchaser Service Providers
Shutdown Dispense Equipment	Purchaser Service Providers
Hydraulics	Purchaser Service Providers
Compressed Air	Purchaser Service Providers
Power Tools	Purchaser Service Providers
Electricity	Purchaser Service Providers
Temperature	Purchaser Service Providers
Lubrication	Purchaser Service Providers
Retain Documentation	Purchaser Service Providers
Cleaning	Purchaser Service Providers
Perform Preservation of Equipment Tasks for Idled Equipment	Sellers
Perform Periodic Maintenance Tasks for Idled Equipment	Sellers
Communication Equipment	Purchaser Service Providers
Boundary Samples	Purchaser Service Providers
Parts	Purchaser Service Providers
Perceptron	Purchaser Service Providers
CMM	Purchaser Service Providers
GA
GA Technical Support contracts	Purchaser Service Providers
Consumables	Purchaser Service Providers
Backup Programmable Devices & Processors	Purchaser Service Providers
Shutdown Control Panels	Purchaser Service Providers
Shutdown M & E Equipment	Purchaser Service Providers
Fixtured Tooling	Purchaser Service Providers
Shutdown Robots	Purchaser Service Providers
Shutdown Dispense Equipment	Purchaser Service Providers
Hydraulics	Purchaser Service Providers
Compressed Air	Purchaser Service Providers
All Power Tools	Purchaser Service Providers
Electricity	Purchaser Service Providers
Temperature	Purchaser Service Providers
Lubrication - shut off all automatic lubrication equipment as appropriate	Purchaser Service Providers
Documentation - all documentation should be accounted for in single depository within the General Assembly Area	Purchaser Service Providers
Cleaning	Purchaser Service Providers
Perform Preservation of Equipment Tasks for Idled Equipment	Sellers

Schedule A-2

2

Description of Service	Responsible Party
Perform Periodic Maintenance Tasks for Idled Equipment	Sellers
Communication equipment	Purchaser Service Providers
Boundary samples	Purchaser Service Providers
Parts	Purchaser Service Providers
Reclaim any GM property out of plant (loan, repair, etc.)	Purchaser Service Providers
Drain fluids from all point of use cribs as appropriate	Purchaser Service Providers
Drain Processing FF systems below the main headers. If idling is longer than 180 days, anti-rust flush should be loaded into systems below header	Purchaser Service Providers
If length of idling is 180 days or longer, drain systems below the main headers and fill with anti-rust flush	Purchaser Service Providers
Purge all systems. Cap and/or grease exposed termination points. Remove and dispose of all bulk containers, barrels, and pails	Purchaser Service Providers
Water Test Booth - drain water from system	Purchaser Service Providers
V.I.N. Room - Tag ID Inventory and Move to Secure Location	Purchaser Service Providers
Paint
Pre-Shutdown	Purchaser Service Providers
Support Contracts	Purchaser Service Providers
General Paint Shop and Conveyors	Purchaser Service Providers
Phosphate Shutdown	Purchaser Service Providers
ELPO Shutdown	Purchaser Service Providers
Sealer, Antichip and Underbody PVC Shutdown	Purchaser Service Providers
Deadner and LASD Shutdown	Purchaser Service Providers
Prime and Topcoat Spray Equipment Shutdown	Purchaser Service Providers
Powder Prime Spray Equipment Shutdown	Purchaser Service Providers
Powder Distribution Systems Shutdown	Purchaser Service Providers
Powder Spray Booths and ASH Shutdown	Purchaser Service Providers
Wet Spray Booths and ASH Shutdown	Purchaser Service Providers
Ovens Shutdown	Purchaser Service Providers
Final Repair Shutdown	Purchaser Service Providers
Paint Circulation Systems Shutdown	Purchaser Service Providers
Misc Enclosure & Decks	Purchaser Service Providers
Cavity Wax	Purchaser Service Providers
Lighting Shutdown	Purchaser Service Providers
Building Air supply Shutdown	Purchaser Service Providers
Abatement Shutdown	Purchaser Service Providers

Schedule A-2

3

Description of Service	Responsible Party
Compressed Air	Purchaser Service Providers
Programs	Purchaser Service Providers
Power Tools	Purchaser Service Providers
Electricity	Purchaser Service Providers
Temperature	Purchaser Service Providers
Lubrication	Purchaser Service Providers
Documentation	Purchaser Service Providers
Cleaning	Purchaser Service Providers
Perform Preservation of Equipment Tasks for Idled Equipment	Sellers
Perform Periodic Maintenance Tasks for Idled Equipment	Sellers
Communication Equipment	Purchaser Service Providers
Boundary Samples	Purchaser Service Providers
Miscellaneous	Purchaser Service Providers
Housekeeping	Purchaser Service Providers
Powertrain Manufacturing Engineering
Perform Equipment Idling Prework Tasks	Purchaser Service Providers
Perform Equipment Idling Tasks	Purchaser Service Providers
Perform Process System Idling Tasks	Purchaser Service Providers
Perform Equipment Cleaning Tasks of idled equipment	Sellers
Perform Preservation of Equipment Tasks for Idled Equipment	Sellers
Perform Periodic Maintenance Tasks for Idled Equipment	Sellers
Stamping
Support contracts	Purchaser Service Providers
Consumables	Purchaser Service Providers
SPO	Purchaser Service Providers
Reallocate parts as necessary	Purchaser Service Providers
Review Utility Plan	Purchaser Service Providers
Cooling System (H2O)	Purchaser Service Providers
Compressed Air	Purchaser Service Providers
Electricity	Purchaser Service Providers
Temperature	Purchaser Service Providers
Backup Programmable Devices	Purchaser Service Providers
Shutdown Control Panels	Purchaser Service Providers
Shutdown Processors	Purchaser Service Providers
Shutdown Press Equipment (mechanical)	Purchaser Service Providers
TDO Machine Tools	Purchaser Service Providers

Schedule A-2

4

Description of Service	Responsible Party
Shutdown Robots	Purchaser Service Providers
Shutdown blank lube / wash systems	Purchaser Service Providers
Hydraulics	Purchaser Service Providers
Lubrication	Purchaser Service Providers
Documentation	Purchaser Service Providers
Cleaning	Purchaser Service Providers
Perform Preservation of Equipment Tasks for Idled Equipment	Sellers
Perform Periodic Maintenance Tasks for Idled Equipment	Sellers
WFG Energy and Utilities
Develop and Implement Utilities Management Plan	Purchaser Service Providers
Review Existing Operating and Utilities Contracts	Purchaser Service Providers
Identify and Implement Equipment Management Needs	Purchaser Service Providers
Develop Staffing Plan	Purchaser Service Providers
Management Tasks in EUSG Areas During Plant Idle	Purchaser Service Providers
Identify and Implement Start-up Procedure	Purchaser Service Providers
Provide knowledge support/consultation on continuation / transfer of utility services	Purchaser Service Providers
Interface with Plant Closing/Idling team	Purchaser Service Providers
Environmental Services
Review/Update Site Environmental Calendar Activities	Sellers
Manage Waste Issues	Sellers
Manage Chemical Issues	Sellers
Manage RM contract Ramp-down	Sellers
Manage CM contract Ramp-down	Sellers
Response Plan Updates	Sellers
Ancillary Activities/Facilities (preventive measures)	Sellers
Maintain All Required Permitted Monitoring Recordkeeping and Reporting (MRRP)	Sellers
Determine Need to operate & maintain Refrigeration Equipment	Sellers
Determine if Air Permits should be maintained or terminated	Sellers
Determine Abatement Equipment preservation requirements	Sellers
Evaluate Water and Waste Permit Changes	Sellers
Water Sampling Requirements	Sellers
Waste and Water Reports	Sellers
UST/AST Issues	Sellers
PCB Related Concerns (Understanding Liability, Current/Future, Reporting Activity)	Sellers
Determine Emission Reduction Credits (ERCs)	Sellers
Manage Industrial Hygiene Issues	Sellers

Schedule A-2

5

SCHEDULE A-3

SELLER MANUFACTURING FACILITIES TO BE IDLED

Facilities Owned by Sellers and Leased to Purchaser:

	Site Name	Property Address	City	State	Zip
1.	Stamping - Indianapolis	340 White River Parkway West Drive South 50	Indianapolis	IN	46206

2.	GMPT - Flint North #5/#10/#81	902 E Hamilton Avenue	Flint	MI	48550

3.	GMPT - Livonia	12200 Middlebelt	Livonia	MI	48150

4.	GMVM - Pontiac Assembly	2100 S Opdyke Road	Pontiac	MI	48341

5.	Stamping - Pontiac North Campus[1]	220 East Columbia	Pontiac	MI	48340

6.	Stamping - Mansfield	2525 West Fourth Street PO Box 2567 - 44906	Mansfield	OH	44906-1269

7.	GMPT - Parma Complex[2]	5400 Chevrolet Boulevard PO Box 30098	Parma	OH	44130

8.	GMPT - Fredericksburg	11032 Tidewater Trail	Fredericksburg	VA	22408

9.	GMPT - Willow Run	2930 Ecorse Road	Ypsilanti	MI	48197-0935

10.	Stamping - Grand Rapids	300 36th Street SW	Wyoming	MI	49548-2107

11.	GMVM - Shreveport Assembly and Stamping Shreveport	7600 General Motors Boulevard	Shreveport	LA	71129

12.	GMVM - Wilmington Assembly	801 Boxwood Road PO Box 1512 – 19899	Wilmington	DE	19804-2041

	Facilities Owned by Sellers and not Leased to Purchaser:

	Site Name	Property Address	City	State	Zip
13.	GMPT - Massena	Route 37 East	Massena	NY	13662-0460

14.	GMVM - Moraine Assembly[3]	2601 West Stroop Road	Moraine	OH	45439

15.	Stamping - Pittsburgh	1451 Lebanon School Road	West Mifflin	PA	15122

[1]	Does not include Plant #14 and the real property underlying Plant #14 or the associated utilities for stamping and PT facilities.

[2]	Does not include the GMPT - Parma Stamping improvements and associated real property.

[3]	Does not include the GMPT - Moraine (DMAX) improvements and associated real property.

SCHEDULE A-4

SELLER PLANS AND COLLECTIVE BARGAINING AGREEMENTS

1.	Agreement Regarding Closure of the General Motors Moraine Assembly Plant between General Motors and the IUE-CWA, the Industrial Division of the Communications Workers of America, AFL-CIO, CLC and its Local Union 798

2.	Supplemental Agreements Between IUE and GM:

a.	General Motors Life and Disability Benefits Program for Hourly Employees

b.	General Motors Health Care Program for Hourly Employees

c.	General Motors Supplemental Unemployment Benefit Plan

d.	General Motors Profit Sharing Plan for Hourly-Rate Employees in the United States

e.	General Motors Dependent Care Reimbursement Plan Hourly-Rate Employees in the United States

f.	Guaranteed Income Stream Benefit Program (IUE)

g.	Dependent Scholarship Program for Hourly Employees in the United States

h.	Tuition Assistance Program for Hourly Employees in the United States

3.	Supplemental Agreements Between GM and Various Splinter Unions (Teamsters, United Steel Workers, International Union Operating Engineers (IUOE), Caterers- United Catering, Restaurant, Bar and Hotel Workers (now United Commercial Food Workers), and International Brotherhood of Boilermakers—formerly Metal Polishers, Buffers, Platers Unions):

a.	General Motors Life and Disability Benefits Program for Hourly Employees

b.	General Motors Health Care Program for Hourly Employees

c.	General Motors Profit Sharing Plan for Hourly-Rate Employees in the United States

d.	General Motors Income Security Plan for Hourly-Rate Employees

e.	Dependent Scholarship Program for Hourly Employees in the United States

f.	Tuition Assistance Program for Hourly Employees in the United States

SCHEDULE B

PURCHASER EXCLUDED SERVICES

1.	Notwithstanding anything set forth in this Agreement, neither Purchaser nor any of its Affiliates shall provide any services relating to:

•	automotive or product engineering;

•	automotive or product manufacturing;

•	automotive or product distribution;

•

legal advice and services (excluding assisting Sellers by providing background/factual information in response to Seller inquiries and related consultation that does not constitute legal advice or a legal service that creates an attorney-client privilege); and

•	services to be provided pursuant to the Master Lease Agreement or the SPO Lease.

2.	Except as provided in the “Specifications and Limitations” column under the “Facilities Idling” service set forth on Schedule A, notwithstanding anything set forth in this Agreement, neither the Purchaser nor any of its Affiliates shall have any obligation to respond to or otherwise address any Hazardous Material Release in surface water, groundwater, ambient air, or surface or subsurface soil under, at, on, in or emanating from or onto any facility or real property owned, operated, leased, used or held for use by Sellers or any of their Affiliates.

3.	Notwithstanding anything set forth in this Agreement, nothing in this Agreement shall be interpreted to create a fiduciary relationship between Sellers and any corporate risk management personnel employed by the Purchaser Service Providers. Further, no Purchaser Service Provider shall be obligated to provide any insurance advisory services (by personnel employed by the Purchaser Service Providers) that could reasonably be expected in the Purchaser Service Provider’s professional judgment to expose any such personnel to any breach of fiduciary or other duty, or to any conflict of interest.

SCHEDULE C

TRANSITION SERVICES PROVIDED BY OR ON BEHALF OF SELLERS

1. Storage of and Access to Purchaser Personal Property.

Description of Service:

•	Store personal property of Purchaser that, as of the Closing, is located in a facility listed on Schedule C-2 (the “Seller Listed Facilities”).

•

Provide Purchaser the right to enter Seller Listed Facilities for purposes of maintaining, preparing for removal and removing any fixtures, machinery, equipment or other personal property that is owned by or leased to Purchaser and located at such facility.

Specifications and Limitations:

•	Purchaser shall

•	notify Sellers not less than three (3) business days prior to entry for removal and

•	provide Sellers a list of items (or categories of items) Purchaser intends to remove from the facility.

•

In the event of any disposition of a Seller Listed Facility prior to the removal of all Purchaser personal property (excluding any personal property to be abandoned by Purchaser) from such Seller Listed Facility (the date of the completion of such removal, the “Removal Date”), Sellers will include a provision in the written agreement relating to the disposition of such Seller Listed Facility that such transferee (and its successors) will grant to Purchaser the right to maintain, prepare for removal and remove the Purchaser personal property as contemplated by this Agreement.

•

Purchaser shall make repairs necessitated by the removal of its personal property from a Seller Listed Facility to the extent such repairs would be required pursuant to the idling process set forth on Schedule A-2.

•	Purchaser shall give to Sellers not less than ninety (90) days’ notice of the Removal Date for each Seller Listed Facility.

•

Any personal property of the Purchaser not removed from a Seller Listed Facility on or before the Service Termination Date shall thereafter be deemed to be abandoned, and Sellers may, at their election, (i) accept the same or (ii) remove and dispose of the same at Purchaser’s cost; provided that Purchaser shall receive a credit against such costs for any amount Sellers receive in connection with the sale or other disposition of such personal property.

•

Upon request of Sellers, Purchaser shall execute a bill of sale with respect to each item of Purchaser owned personal property that is not removed from any Seller Listed Facility by the Termination Date.

•

Sellers shall deliver copies of all tax bills (for the Seller Listed Facilities) they receive to Purchaser within ten (10) business days after receipt thereof. Purchaser shall deliver to Sellers duplicate receipts and cancelled checks or photocopies thereof showing the payments of all such taxes and assessments, within thirty (30) days after respective payments evidenced thereby, but in no event after any such payment is required to be made hereunder.

•

Purchaser may contest any tax or assessment upon or against the Seller Listed Facility, or any part thereof, or the improvements at any time situated thereon, so long as the Purchaser shall, in good faith and with due diligence, contest the same or the validity thereof by appropriate legal proceeding which shall have the effect of preventing the collection of the tax or assessment so contested, and provided that upon final adjudication of such proceeding Purchaser shall immediately pay any amounts due.

Service Termination Date:

•	December 31, 2013.

Service Fee:

•

With respect to the period from and after the Closing Date and until the earlier of (i) the one year anniversary of the Closing Date and (ii) the applicable Removal Date, Purchaser shall timely pay, with respect to each Seller Listed Facility, each of the following (the “Operating Expenses”):

•

all utilities and other services (including, but not limited to, site coordination, management and oversight, security, water, sewage service charges, garbage or trash removal, fuels, including natural gas, and electricity, including electricity for any heating, ventilating and air conditioning) furnished to and or used in or at the Seller Listed Facility for any purpose; and

•

all real property taxes or special improvement taxes payable against the Seller Listed Facility, all property taxes levied or assessed against the Purchaser’s Personal Property located in the Seller Listed Facility (including all penalties and interest thereon), which may be assessed, levied, imposed upon the same, or any use or occupancy of the Seller Listed Facility.

•

During the period when Purchaser is required hereunder to pay Operating Expenses to Sellers for a Seller Listed Facility, Purchaser will obtain and maintain property insurance on such Seller Listed Facility, naming the applicable Seller as a loss payee, as such Seller’s interests may appear and will obtain and maintain commercial general liability insurance on such Seller Listed Facility, naming the applicable Seller as an additional insured.

•

If the Sellers use a Seller Listed Facility other than for (i) the storage and removal of Seller and Purchaser personal property located in such Seller Listed Facility as of the Closing Date or (ii) activities related to the marketing and sale of such Seller Listed Facility, the Parties will in good faith negotiate a fair allocation of the Operating Expenses between the Parties such that Sellers pay a portion of the Operating Expenses proportionate to their use of the Seller Listed Facility.

•

If the Removal Date for any Seller Listed Facility has not occurred by the one year anniversary of the Closing Date, then with respect to the period following the one year anniversary of the Closing Date and until the earlier of (i) the Service Termination Date and (ii) the Removal Date with respect to such Seller Listed Facility, the Purchaser shall pay the Sellers the Operating Expenses plus $0.50 per usable square foot (as set forth with respect to each Seller Listed Facility on Schedule C-2), per annum, payable in equal monthly installments.

Schedule C

2

2. Limited Use of Facilities Leased to Sellers.

Description of Service

•	Provide Purchaser with a right to use and occupy the facilities listed on Schedule C-3 (the “Limited Use Facilities”).

Specifications and Limitations

•

During the period Purchaser occupies any Limited Use Facility, Purchaser will maintain all insurance required under the lease to which a Seller is a party with respect to a Limited Use Facility (each, a “Limited Facility Lease”) and will name the applicable Seller and the landlord under the applicable Limited Facility Lease as additional insureds or loss payees, as their respective interests may appear.

•

Purchaser shall have the right to use the Limited Use Facilities only for (i) the purposes for which the Limited Use Facilities are being used on the Closing Date and (ii) subject to the terms and conditions of the applicable Limited Facility Lease, maintaining, preparing for removal and removing any fixtures, machinery, equipment or other personal property that is owned by or leased to Purchaser and located at the Limited Use Facility subject to such Limited Facility Lease.

•

Purchaser’s license to use and occupy each Limited Use Facility shall be subject in all respects to the terms and conditions of the applicable Limited Facility Lease, all of which terms and conditions shall be binding on Purchaser and enforceable by Sellers (except that Sellers sole right to bring an action to retake possession of a Limited Use Facility is limited to the following circumstances: (i) a Seller has been evicted or eviction proceedings have been commenced against a Seller with respect to such Limited Use Facility or (ii) Purchaser continues to occupy such Limited Use Facility after the Service Termination Date. The foregoing rights shall be in addition to, and not in limitation of, any other remedy available to Sellers under the Agreement or at law; provided, however, that no such other remedy shall include the right to retake possession except in the aforesaid circumstances).

•

During the period Purchaser occupies any portion of a Limited Use Facility, Purchaser shall perform any and all obligations of Sellers under the terms and conditions of the applicable Limited Facility Lease.

•	Notwithstanding anything herein to the contrary, Purchaser shall accept this right to use the Seller Listed Facilities in their “as is” condition on the Closing Date.

•

Purchaser shall, if practicable, provide Sellers with written notice of its intent to vacate a Limited Use Facility five days before the date upon which Purchaser ceases to occupy a Limited Use Facility; provided that failure to provide such a notice shall not be a breach of this Agreement.

•	The rights granted to Purchaser with respect to the Limited Use Facilities shall not constitute an interest in real property.

•

Purchaser shall promptly notify Sellers in writing when Purchaser no longer occupies a Limited Use Facility and Sellers shall not reject any Limited Facility Lease until it receives such notice with respect to the applicable Limited Use Facility.

Schedule C

3

•

Sellers shall have the right to bring an action to retake possession of a Limited Use Facility if (i) a Seller has been evicted or eviction proceedings have been commenced against a Seller with respect to such Limited Use Facility or (ii) Purchaser continues to occupy such Limited Use Facility after the Service Termination Date. The foregoing rights shall be in addition to, and not in limitation of, any other remedy available to Sellers under the Agreement or at law.

Service Termination Date

•

December 28, 2009; provided, however, that with respect to the SPO Jacksonville and SPO Boston facilities, the Service Termination Date shall be the Business Day immediately prior to the date of the confirmation hearing for Sellers’ plan of liquidation or reorganization.

Service Fee

•

Purchaser shall pay Sellers, as to each Limited Use Facility, the following fees in each case to the extent the same accrue during or with respect to the period Purchaser (or any Person claiming, by, through or under Purchaser) occupies such Limited Use Facility: (a) the amount of the recurring monthly rentals payable by Sellers under the Limited Facility Lease for such Limited Use Facility, (b) the amount paid by Sellers for insurance with respect to such Limited Use Facility and (c) all other amounts payable by Sellers under the Limited Facility Lease for such Limited Use Facility, including, without limitation, all damages, attorneys’ fees, enforcement costs and other amounts payable by Sellers by reason of Purchaser’s occupancy of (or right to occupy) such Limited Use Facility, whether such amounts are payable to the landlord under the Limited Facility Lease for such Limited Use Facility or to third party service providers including, but not limited to, gas, electric, telephone, data and other service providers. Seller irrevocably grants Purchaser the right to contest on Sellers behalf (and Sellers will cooperate with Purchaser at Purchaser’s expense in any such contest) by appropriate legal proceedings any claim for amounts payable under subclause (c) above.

•

Purchaser also shall pay to Sellers all amounts payable by Sellers pursuant to the Limited Facility Leases for the SPO Jacksonville facility and the SPO Boston facility for all periods from and after December 29, 2009, whether or not Purchaser is in occupancy of the SPO Jacksonville facility or the SPO Boston facility, as applicable, including, without limitation, monetary and non-monetary cure amounts arising from any assumption of either or both of the leases, and any amounts due thereafter under the applicable lease, or damages resulting from a subsequent rejection that constitute an administrative expense claim against the debtors’ estates; provided, however, that from time to time and in good faith, Seller shall consult with Purchaser prior to determining whether to assume and/or reject each of the Limited Facility Leases for the SPO Jacksonville facility and/or SPO Boston facility.

Schedule C

4

3. Permits and Consents.

Description of Service

•

Assist Purchaser, as reasonably requested by Purchaser, in obtaining (i) consents from Governmental Authorities, (ii) Permits, (iii) consents from non-Governmental Authorities and (iv) financial assurance as required under Environmental Laws, including the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et. seq.), Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. § 6901 et. seq) and similar state laws, in each case, with respect to the ownership and operation of the Purchased Assets and payment of the Assumed Liabilities by Purchaser, sufficient in the aggregate to permit the Purchaser to own and operate the Purchased Assets from and after the Closing in substantially the same manner as owned and operated by Sellers immediately prior to the Closing.

•

Sellers shall maintain and extend to Purchaser the use and benefit of all state licenses and approvals related to the manufacture and distribution of motor vehicles, to the extent permitted by applicable law

Specifications and Limitations

•	None

Service Termination Date

•	December 31, 2009

Service Fee

•	No cost

4. Limited Use of Personal Property Subject to Sellers’ Equipment Financing.

Description of Service

•

Sellers shall provide Purchaser with the use of any personal property (“Limited Use Personal Property”) that is subject to a contract listed on Schedule C-4 (each, a “Personal Property Contract”) during the period beginning on the Closing Date and ending, with respect to each item of Limited Use Personal Property, on the earlier to occur of (i) the date the applicable Personal Property Contract has been rejected pursuant Section 365 of the Bankruptcy Code (if applicable) by the respective Seller, (ii) the date the respective Seller is otherwise no longer a party bound by the Personal Property Contract or otherwise ceases to have the right to use the Limited Use Personal Property or ceases to have the right to provide the service (or portion thereof) as determined by a final order of the Bankruptcy Court, (iii) the date on which Purchaser obtains its own right (not under this Agreement) to use and possess the item of Limited Use Personal Property, whether by assumption, purchase or otherwise, and (iv) the date Purchaser notifies the Sellers that Purchaser no longer desires to use or possess all items of Limited Use Personal Property under the applicable Personal Property Contract (the “End Date”).

•	Sellers shall provide reasonable assistance to Purchaser in connection with the renegotiation, rejection, and/or recharacterization of the Personal Property Contracts.

Schedule C

5

Specifications and Limitations

•

Purchaser shall have the right to use the Limited Use Personal Property only for the purposes for which the Limited Use Personal Property is being used, planned to be used, or capable of being used on the Closing Date.

•	Notwithstanding anything herein to the contrary, Purchaser shall accept this right to use the Limited Use Personal Property in an “as is” condition on the Closing Date.

•

Purchaser shall control all (i) negotiations and communications with the other parties to each Personal Property Contract regarding the substance, renewal, amendment or reformation of such Personal Property Contract and (ii) litigation or other disputes regarding each Personal Property Contact, including any rejection, partial rejection or action to recharacterize any such contract. In addition, upon the direction of Purchaser, the Sellers shall execute and deliver any such renewal or amendment of any Personal Property Contract, where such Personal Property Contract (as amended) will thereafter be assumed by a Seller and assigned to Purchaser.

•	Purchaser’s insurance, care and maintenance of the Limited Use Personal Property shall be subject in all respects to the terms and conditions of the Personal Property Contract.

•

Until the End Date applicable to any Limited Use Personal Property, Purchaser shall perform the obligations of Sellers under the Personal Property Contract, as and to the extent Sellers are required to perform such obligations under applicable law, including the Bankruptcy Code.

Service Termination Date

•	December 31, 2013

Service Fee

•

In addition to any amounts due pursuant to Section 6.6(e) of the Purchase Agreement, with respect to the period after the Closing Date and until the End Date for each Personal Property Contract, Purchaser shall pay Sellers all out-of-pocket costs and expenses incurred by Sellers, including attorney’s and expert fees, in connection with any negotiation or dispute with respect to such Personal Property Contract.

•

If Section 6.6(e) does not apply to a Personal Property Contract, with respect to the period after the Closing Date and until the End Date for each Personal Property Contract, Purchaser shall pay Sellers all amounts payable by Sellers under such Personal Property Contract, and any contracts or agreements entered into in connection therewith, whether such amounts are payable to the counterparty to the Personal Property Contract or to any third party.

•

If the End Date occurs in accordance with clause (iv) of the definition of “End Date” by notice to the Seller, then, until such time as the applicable Personal Property Contract has been rejected pursuant Section 365 of the Bankruptcy Code by the respective Seller, Purchaser shall pay Sellers all amounts payable by Sellers under such Personal Property Contract, and any contracts or agreements entered into in connection therewith, whether such amounts are payable to the counterparty to the Personal Property Contract or to any third party; provided that Sellers shall promptly act to reject such Personal Property Contract.

Schedule C

6

5. Management of and Services under Seller TSA Executory Contracts.

Description of Service

•	Allow Purchaser to manage and exercise rights under, for its own account, the Seller TSA Executory Contracts (defined below).

•

At the request of Purchaser (including as to amounts, quantity, timing, specifications or otherwise) and for the benefit of Purchaser, Sellers will assist Purchaser with obtaining, directly or indirectly, goods, services and other benefits (and taking other actions) under the Seller TSA Executory Contracts, in accordance with the terms and conditions of the Seller TSA Executory Contracts.

•

To the extent requested by Purchaser and to the extent permitted under the applicable Seller TSA Executory Contract, the appropriate Sellers shall extend a sublicense to Purchaser with respect to such Seller TSA Executory Contract.

•

“Seller TSA Executory Contracts” means each Executory Contract for which Purchaser is obligated, pursuant to Section 6.6(e) of the Purchase Agreement, to pay or cause to be paid all amounts due in respect of Sellers’ performance thereunder, including any Shared Executory Contract; provided that Limited Facilities Leases and Personal Property Contracts shall not be Seller TSA Executory Contracts.

Specifications and Limitations

•

Sellers shall not order any goods or services or exercise any rights pursuant to a Seller TSA Executory Contract, except at the request and on behalf of Purchaser; provided that with respect to any Shared Executory Contract, Sellers may order goods or services for their own account.

•

Purchaser shall perform the obligations of Sellers under the terms and conditions of the Seller TSA Executory Contracts, as and to the extent Sellers are required to perform such obligations under applicable law, including the Bankruptcy Code.

•

Such services will be provided during the period beginning on the Closing Date and ending, with respect to each Seller TSA Executory Contract, on the date the applicable Executory Contract is no longer a Seller TSA Executory Contract.

Service Termination Date

•	December 31, 2013

Service Fee

•	No cost, except as otherwise specified in Section 6.6(e) of the Purchase Agreement.

Schedule C

7

SCHEDULE C-2

SELLER LISTED FACILITIES

	Site Name	Property Address	Usable Square Feet

1.	GMPT – Massena	Route 37 East, Massena, NY 13662-0460	815,477

2.	GMVM - Moraine Assembly[4]	2601 West Stroop Road Moraine, OH 45439	3,750,503

3.	Stamping – Pittsburgh	1451 Lebanon School Road, West Mifflin, PA 15122	808,474

4.	Romulus Engineering Center	37350 Ecorse Road Romulus, MI 48174-1376	267,338

5.	Pontiac Fiero Site	900 Baldwin Avenue Pontiac, MI 48340	1,772,174

6.	Pontiac Centerpoint Campus – West	660 South Boulevard East Pontiac, MI 48341	580,000

7.	Pontiac Centerpoint Campus – Central	2000 Centerpoint Parkway Pontiac, MI 48341-3147	990,000

[4]	Does not include the GMPT - Moraine (DMAX) improvements and associated real property.

SCHEDULE C-3

LIMITED USE FACILITIES

	Facility Name	Address	City	State

1.	Fuel Cell Activity	3050 Lomita Boulevard	Torrance	California

2.	SPO - Fontana	11900 Cabernet Drive	Fontana	California

3.	Republic Square 1	25 Massachusetts Avenue N.W.	Washington	District of Columbia

4.	Huntington Centre I	2901 SW 149th Avenue	Miramar	Florida

5.	SPO - Jacksonville	12751 Gran Bay Parkway West	Jacksonville	Florida

6.	COB - Alpharetta	11700 Great Oaks Way	Alpharetta	Georgia

7.	COB - Naperville	387 Shuman Boulevard	Naperville	Illinois

8.	RFO – Training Center - Hinsdale, IL	336 East Ogden Avenue	Hinsdale	Illinois

9.	GMPT - Indianapolis Castleton	7601 E. 88th Pl	Castleton	Indiana

10.	SPO - Boston	45 Commerce Way	Norton	Massachusetts

11.	EAS Lease Assumption	TBD	Saginaw	Michigan

12.	Flint Flowthrough Warehouse	4002 James Cole Blvd	Flint	Michigan

13.	GM Heritage Center	6400 Center Drive	Sterling Heights	Michigan

14.	Great Lakes Technical Center	South Saginaw Street	Flint	Michigan

15.	Phoenix Center	31 East Judson Street	Pontiac	Michigan

16.	SPO - Burton	1215 North Center Road	Burton	Michigan

17.	SPO - Davison Road Processing Center	4134 Davison Road	Burton	Michigan

18.	SPO Process Engineering Lab	3023 Airpark Drive N	Flint	Michigan

19.	Sterling Heights Tooling Center	33500 Mound Road	Sterling Heights	Michigan

20.	Troy - OnStar Engineering	2321 John R Road	Troy	Michigan

21.	Troy Technology Park	1870 Technology Drive	Troy	Michigan

	Facility Name	Address	City	State

22.	Willow Run Airport Facility (associated with GMPT Willow Run, Ypsilanti, MI)	Willow Run Airport	Wayne and Washtenaw Counties	Michigan

23.	SPO South West Bulk Center	125 Fountain Lakes Industrial Drive	St. Charles	Missouri

24.	COB - Somers	1 Pepsi Way P.O. Box 8500	Somers	New York

25.	Fuel Cell Activity	10 Carriage Street	Honeoye Falls	New York

26.	RFO On-Star Charlotte NC	10101 Claude Freeman Drive	Charlotte	North Carolina

27.	SPO - Cincinnati	8752 Jacquemin Drive	Westchester	Ohio

28.	SPO - Columbus	6000 Green Pointe Drive	Groveport	Ohio

29.	SPO West Chester	9287 Meridian Way	Westchester	Ohio

30.	COB - Irving	225 E John Carpenter Fwy	Irving	Texas

31.	VSSM Call Center - Austin	7401 E. Ben White Boulevard 3	Austin	Texas

32.	SPO East Coast Bulk Center	891 Auto Parts Place	Martinsburg	West Virginia

Schedule C-3

2

SCHEDULE C-4

PERSONAL PROPERTY CONTRACTS

1.	Master Lease Agreement dated March 17, 2000, between General Motors Corporation, NAO Worldwide Purchasing Division and The LGR Group, Inc.

2.	Master Lease Agreement dated October 19, 2001, between General Motors Corporation and Pacific Rim Capital, Inc.

3.	Master Lease Agreement dated November 14, 1994, between Saturn Corporation and First American Capital Management Group, Inc.

4.	Master Lease Agreement dated May 1, 1995, between General Motors Corporation and First American Capital Management Group, Inc.

5.	Master Lease Agreement dated November 8, 1995, between Saturn Corporation and Chancellor Fleet Corporation

6.	Master Lease Agreement dated January 10, 1997, between Saturn Corporation and Yale Financial Services, Inc.

7.	Master Lease Agreement dated May 16, 2000, between General Motors Corporation and First American Capital Management Group, Inc.

8.	Master Lease Agreement dated March 1, 1997, between General Motors of Canada Limited and CALI Leasing Canada Ltd.

9.	Master Lease Agreement dated August 20, 2000, between General Motors Corporation and Fort Street Capital, L.L.C.

10.	Master Lease Agreement dated December 22, 1999, between General Motors Corporation and Newcourt Technologies Corporation

11.	Master Lease Agreement dated October 29, 1997, between Saturn Corporation and Connell Equipment Leasing Company

12.	Master Lease Agreement dated September 5, 2000, between General Motors of Canada Limited and Heller Financial Canada, LTD

13.	Lease Agreement (GM 2004A-1) dated as of September 17, 2004 between U.S. Bank Trust National Association and General Motors Corporation

14.	Lease Agreement (GM 2004A-2) dated as of September 17, 2004 between U.S. Bank Trust National Association and General Motors Corporation

15.	Lease Agreement (GM 2003-A) dated as of December 23, 2003 between U.S. Bank Trust National Association and General Motors Corporation

16.	Lease Agreement (GM 2003B-1) dated as of September 30, 2003 between U.S. Bank Trust National Association and General Motors Corporation

17.	Lease Agreement (GM 2003C-1) dated as of December 10, 2003 between U.S. Bank Trust National Association and General Motors Corporation

18.	Lease Agreement (GM 2002A-1) dated as of December 20, 2002 between State Street Bank and Trust Company of Connecticut, National Association and General Motors Corporation

19.	Lease Agreement (GM 2002A-2) dated as of December 20, 2002 between State Street Bank and Trust Company of Connecticut, National Association and General Motors Corporation

20.	Lease Agreement (GM 2001A-1) dated as of December 18, 2001 between State Street Bank and Trust Company of Connecticut, National Association and General Motors Corporation

21.	Lease Agreement (GM 2001A-2) dated as of December 18, 2001 between State Street Bank and Trust Company of Connecticut, National Association and General Motors Corporation

22.	Lease Agreement (GM 2001A-3) dated as of December 18, 2001 between State Street Bank and Trust Company of Connecticut, National Association and General Motors Corporation

23.	Lease Agreement (GM 2001A-4) dated as of December 18, 2001 between State Street Bank and Trust Company of Connecticut, National Association and General Motors Corporation

24.	Lease Agreement (GM 2001A-5) dated as of December 18, 2001 between State Street Bank and Trust Company of Connecticut, National Association and General Motors Corporation

25.	Lease Agreement (GM 2001A-6) dated as of December 18, 2001 between State Street Bank and Trust Company of Connecticut, National Association and General Motors Corporation

26.	Lease Agreement (GM 2001A-7) dated as of December 18, 2001 between State Street Bank and Trust Company of Connecticut, National Association and General Motors Corporation

27.	Lease Agreement (GM 2001A-8) dated as of December 18, 2001 between State Street Bank and Trust Company of Connecticut, National Association and General Motors Corporation

Schedule C-4

2

28.	Lease Agreement (GM 2000A-1) dated as of December 15, 2000 between State Street Bank and Trust Company of Connecticut, National Association and General Motors Corporation

29.	Lease Agreement (GM 2000A-2) dated as of December 15, 2000 between State Street Bank and Trust Company of Connecticut, National Association and General Motors Corporation

30.	Lease Agreement (GM 2000A-3) dated as of December 15, 2000 between State Street Bank and Trust Company of Connecticut, National Association and General Motors Corporation

31.	Lease Agreement (GM 91A-3) dated as of September 27, 1991 between the Connecticut National Bank and Saturn Corporation

Schedule C-4

3

SCHEDULE D

SELLER EXCLUDED SERVICES

Not applicable.

SCHEDULE E

PAYMENT TERMS

1.	General Consideration. Sellers and Purchaser shall pay the price, in U.S. Dollars, for each Transition Service as set forth on Schedule A and Schedule C, respectively; as well as any amounts required to paid pursuant to Section 7.3 of the Agreement.

2.	Invoices. Except as otherwise provided in this Agreement, within 30 days after the end of each calendar month, Purchaser or the respective Service Provider shall submit one or more reasonably detailed invoices to Parent or the respective Receiving Party for all Purchaser Transition Services provided during such calendar month pursuant to this Agreement and Sellers or the respective Service Provider shall submit one or more reasonably detailed invoices to Purchaser or the respective Receiving Party for all Seller Transition Services provided during such calendar month pursuant to this Agreement.

3.	Time of Payment. Invoices for Transition Services shall be due and payable in accordance with the MNS-2 system, which provides, on average, for payment on the second day of the second month following the date of the invoice or if such MNS-2 system is not utilized, within 40 days after receipt.

4.	Interest Arrears. If the Receiving Party fails to pay when due any invoiced amounts in respect of Transition Services, the Receiving Party shall pay interest on the unpaid amount at the Libor-Plus Rate from the date due until the date paid, without prejudice to and in addition to any other remedy available to the Service Provider under the Agreement or at law.